Exhibit 99.1

                            JOINT FILING AGREEMENT


	Pursuant to and in accordance with the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto agrees to the joint filing between them, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.


Dated:  January 4, 2013



			      FPR Partners, LP

			      By:  BART Partners, LLC, its genaral partner

			      /s/ Siu Chiang for Bob Peck
			      -------------------------------------
               		      Name: Bob Peck
	       		      Title: Senior Managing Member, BART Partners, LLC


        		      BART Partners, LLC

        		      /s/ Siu Chiang for Bob Peck
			      -------------------------------------
			      Name: Bob Peck
			      Title: Senior Managing Member, BART Partners, LLC